UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2012

Entertainment Properties Trust

(Exact name of registrant as specified in its charter)

Maryland	001-13561	43-1790877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

909 Walnut Street, Suite 200

Kansas City, Missouri 64106

(Address of principal executive office)(Zip Code)

(816) 472-1700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 5, 2012, Entertainment Properties Trust (the “Company”) and certain of the Company’s subsidiaries (together with the Company, the “Borrowers”) entered into a Credit Agreement (the “Term Loan Facility”) with the lenders defined therein and KeyBank National Association (“KeyBank”), as administrative agent, JP Morgan Securities, Inc., RBC Capital Markets, LLC and Citicorp Global Markets, Inc., as co-syndication agents, and each of KeyBanc Capital Markets, LLC, J.P. Morgan Securities, Inc., RBC Capital Markets, LLC and Citigroup Global Markets, Inc. as joint book runners and joint lead arrangers.

The Term Loan Facility provides for term loans in the original aggregate principal amount of $240.0 million. The Term Loan Facility also contains an “accordion” feature whereby, subject to lender approval, the total original principal amount of the facility may be increased by $110.0 million, to a total of $350.0 million.

The Term Loan Facility matures on January 5, 2017, and is unsecured.

Interest Rates

The outstanding principal balance under the Term Loan Facility bears interest at fluctuating rates. These rates are based on LIBOR or the Base Rate, at the Borrowers’ option, plus an applicable spread based on the ratings periodically assigned to the Company’s senior long-term unsecured debt by rating agencies, as set forth in the table below.

S&P rating	Moody’s rating	Fitch’s rating	Base rate spread	LIBOR spread
≥ A-	≥ A3	≥ A-	0.15%	1.15%
= BBB+	= Baa1	= BBB+	0.40%	1.40%
= BBB	= Baa2	= BBB	0.65%	1.65%
= BBB-	= Baa3	= BBB-	0.75%	1.75%
≤ BB	≤ Ba2	≤ BB	1.00%	2.00%

If at least two of the three rating agencies have the same rating, that rating will determine the spread. If all three rating agencies have different ratings, the median rating will determine the spread. Upon closing of the Term Loan Facility, the Borrowers initially elected an interest rate based upon LIBOR with a rate equal to LIBOR plus the applicable 1.75% LIBOR spread.

“LIBOR” is determined based upon the Borrowers’ selection of interest periods of one-, two-, three- or six-months for LIBOR loans, subject to availability. “Base Rate” is the greater of (a) the agent’s prime rate of interest announced from time to time, or (b) 0.5% above the then-current Federal Funds Rate, or (c) 1.0% above the then-current 30-day LIBOR. The Company entered into interest rate swaps to fix the all-in rate at 2.66% for the first four years of the facility, based on the LIBOR spread at closing.

Repayment Terms

Interest on the outstanding principal balance of the Term Loan Facility is payable monthly. Principal does not amortize and is generally payable as a single bullet payment on January 5, 2017.

Use of Proceeds

The proceeds of the Term Loan Facility, net of initial fees and expenses related to the facility, were used primarily to repay indebtedness outstanding under the Borrowers’ revolving credit facility with Keybank National Association, as administrative agent, thus increasing borrowing capacity under the revolving credit facility. In addition to being lenders under the Term Loan Facility, KeyBank National Association, JP Morgan Chase Bank N.A., Royal Bank of Canada, Citibank N.A. and U.S. Bank National Association are also lenders under such revolving credit facility.

Covenants

The Term Loan Facility contains customary covenants for transactions of this type, including, without limitation, restrictions on the ability of the Company and all or certain of its subsidiaries to make distributions; incur debt, make investments; grant or suffer liens; undertake mergers, consolidations, asset sales and other fundamental entity changes; make material changes to contracts and organizational documents; and enter into transactions with affiliates.

The Term Loan Facility has financial covenants for the Company and/or all or certain of its subsidiaries involving (a) maximum unsecured debt to eligible unencumbered properties; (b) maximum total debt to total asset value; (c) maximum permitted investments; (d) minimum tangible net worth; (e) maximum distributions; (f) maximum secured debt to total asset value; and (g) minimum fixed charge coverage.

Events of Default

The Term Loan Facility contains customary events of default, including among others, non-payment of principal, interest or other amounts when due, inaccuracy of representations and warranties, violation of covenants, cross defaults with certain other indebtedness, insolvency or inability to pay debts, bankruptcy, or a change of control.

The description of the Term Loan Facility above is qualified in its entirety by reference to the full text of the Term Loan Facility which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

Item 7.01 Regulation FD Disclosure.

On January 5, 2012, the Company issued a press release announcing the closing of the Term Loan Facility. The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 7.01.

The information in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as shall be expressly set forth in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated as of January 5, 2012, among the Company and certain subsidiaries of the Company named therein, as borrowers, the lenders defined therein, and KeyBank National Association, as administrative agent, JP Morgan Securities, Inc., RBC Capital Markets, LLC, and Citicorp Global Markets, Inc., as co-syndication agents, and each of KeyBanc Capital Markets, LLC, J.P. Morgan Securities, Inc. RBC Capital Markets, LLC and Citigroup Global Markets, Inc. as joint lead arrangers and joint book runners.

99.1	Press Release dated January 5, 2012.

PLEASE NOTE: Pursuant to the rules and regulations of the Securities and Exchange Commission, we have filed the agreement referenced above to provide investors with information regarding its terms. The agreement is not intended to provide any other factual information about the Company or its business or operations. In particular, the assertions embodied in any representations, warranties and covenants contained in the agreement may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in disclosure schedules. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreement. Moreover, certain representations, warranties and covenants in the agreement may have been used for the purpose of allocating risk between the parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the agreement as characterizations of the actual state of facts about the Company or its business or operations on the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERTAINMENT PROPERTIES TRUST

By:	/s/ Mark A. Peterson
Mark A. Peterson
Vice President, Treasurer and Chief Financial Officer

Date: January 5, 2012

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Credit Agreement, dated as of January 5, 2012, among the Company and certain subsidiaries of the Company named therein, as borrowers, the lenders defined therein, and KeyBank National Association, as administrative agent, JP Morgan Securities, Inc., RBC Capital Markets, LLC, and Citicorp Global Markets, Inc., as co-syndication agents, and each of KeyBanc Capital Markets, LLC, J.P. Morgan Securities, Inc. RBC Capital Markets, LLC and Citigroup Global Markets, Inc. as joint lead arrangers and joint book runners.

99.1	Press Release dated January 5, 2012.

PLEASE NOTE: Pursuant to the rules and regulations of the Securities and Exchange Commission, we have filed the agreement referenced above to provide investors with information regarding its terms. The agreement is not intended to provide any other factual information about the Company or its business or operations. In particular, the assertions embodied in any representations, warranties and covenants contained in the agreement may be subject to qualifications with respect to knowledge and materiality different from those applicable to investors and may be qualified by information in disclosure schedules. These disclosure schedules may contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the agreement. Moreover, certain representations, warranties and covenants in the agreement may have been used for the purpose of allocating risk between the parties, rather than establishing matters as facts. In addition, information concerning the subject matter of the representations, warranties and covenants may have changed after the date of the agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. Accordingly, investors should not rely on the representations, warranties and covenants in the agreement as characterizations of the actual state of facts about the Company or its business or operations on the date hereof.